                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 31, 2005
                                                -------------------------------

                         DOCUMENT SECURITY SYSTEMS, INC.
-------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


        New York                    0-14621                  16-1229730
-------------------------------------------------------------------------------
(State or other jurisdic-         (Commission              (IRS Employer
 tion of incorporation)           File Number)           Identification No.)


First Federal Plaza Suite 1525 28 East Main Street, Rochester, New York   14614
--------------------------------------------------------------------------------
         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (585) 325-3610
                                                  -----------------------------

         (Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

         Documents Security Systems, Inc. has previously reported that it had completed the purchase of certain intellectual property rights from approximately 40 persons and has issued an aggregate of 541,460 shares of its common stock in connection with the transaction. In connection with the transaction, DSS had agreed to file a registration statement with the Securities and Exchange Commission on or before June 1, 2005 to register for resale 20% of the shares that were received by the persons who had agreed to the terms of a buyout of their ownership rights in the technology. The transaction was completed in February, 2005. In furtherance of its agreement, DSS filed a registration on Form S-3 with the SEC on May 31, 2005 to register a total of 108,290 shares. The registration statement is subject to review and approval by the SEC. None of the shares may be sold by the holders until the registration statement has been declared effective by the SEC. DSS cannot predict the date that the registration statement will become effective.


Item 9.01 Financial Statements and Exhibits.

         None


SIGNATURE

FORM 8-K OF DOCUMENT SECURITY SYSTEMS DATED JUNE 1, 2005

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2005                 DOCUMENT SECURITY SYSTEMS, INC.
                                    (Registrant)

                                    By /s/ Patrick A. White
                                      -----------------------------
                                    Patrick A. White
                                    Chief Executive Officer




                                       2